Exhibit 23-c

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included or incorporated by reference under the headings “Item 3. Legal Proceedings,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 23 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K of Meritor, Inc. (“Meritor”) for the fiscal year ended September 27, 2015 and to the incorporation by reference of such reference into the following Registration Statements of Meritor:

Form	Registration No.	Purpose
S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-3	333-200858	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By: /s/ Charles E. Bates
Charles E. Bates, Ph.D.
Chairman

Date: November 18, 2015